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                                                                   Exhibit 23.1

                   CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Directors
Ariba, Inc.


We consent to incorporation by reference in the registration statement on Form S-8 of Ariba, Inc. of our report dated April 22, 1999, relating to the consolidated financial statements of Ariba, Inc. and subsidiaries as of September 30, 1997 and 1998 and the related consolidated statements of operations and other comprehensive income (loss), stockholders' equity, and cash flows for each of the years then ended, which report appears in the registration statement (No. 333-76953) on Form S-1 of Ariba, Inc.

San Jose, California                         /s/ KPMG LLP
June 25, 1999                                -------------------------------
                                             KPMG LLP